UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa		000-51764	20-1118105
(State or other jurisdiction of incorporation )		(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway,	Nevada,	Iowa	50201
(Address of principal executive offices)			(Zip Code)

515-232-1010                            0001350420
(Registrant's telephone number, including area code)                 (Central Index Key)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 3, 2021, Lincolnway Energy, LLC (the "Company") issued a newsletter which included an announcement by the Company's board of directors that the Company intends to propose a reclassification of the Company's units in order to terminate the Company's Securities and Exchange Commission reporting obligations. A copy of the newsletter is attached hereto as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company's board of directors intends to reclassify the Company's units into five distinct classes, including two newly-created classes of units, Class C Units and Class D Units.

If the Company’s unit holders approve the proposed amendment to the Company’s operating agreement and the reclassification is implemented, the Company anticipates having fewer than 300 unit holders of record of its common units, which would enable the Company to terminate its Securities and Exchange Commission reporting obligations under the Securities and Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(a) None

(b) None

(c) None

(d) Exhibits

Exhibit No.	Description
99.1	Newsletter for Lincolnway Energy, LLC dated October 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: November 3, 2021	/s/ Jeff Kistner
Jeff Kistner
Interim Chief Financial Officer